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Exhibit 10(m)(m)

HEWLETT-PACKARD COMPANY
<PLAN>
RESTRICTED STOCK AGREEMENT

        THIS AGREEMENT, dated <GRANT DATE> between Hewlett-Packard Company, a Delaware Corporation ("Company"), and <EMPNO> <NAME> (Employee"), is entered into as follows:

        WHEREAS, the continued participation of the Employee is considered by the Company to be important for the Company's continued growth; and

        WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company and to participate in the affairs of the Company, the HR and Compensation Committee of the Board of Directors of the Company or its delegates ("Committee") has determined that the Employee shall be granted shares of the Company's $0.01 par value Common Stock ("Stock") subject to the restrictions stated below and in accordance with the terms and conditions of the <PLAN> ("Plan"), a copy of which can be found on the Stock Incentive Program Web Site at: http://persweb.corp.hp.com/comp/employee/program/sip/stok  opt.htm or by written or telephonic request to the Company Secretary.

        THEREFORE, the parties agree as follows:

1.
Grant of Stock.
Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee <SHARES> shares of Stock.

2.
Vesting Schedule.
The interest of the Employee in the Stock shall vest in full on the third anniversary of the Grant Date. Provided the Employee remains in the employ of the Company on a continuous, full-time basis through the close of business on the third anniversary of the Grant Date, the interest of the Employee in the Stock shall become fully vested on that date. (vest#8)
3.	Restrictions.
	(a)	The Stock or rights granted hereunder may not be sold, pledged or otherwise transferred until the shares become vested in accordance with Section 2. The period of time between the date hereof and the date shares become vested is referred to herein as the "Restriction Period."
	(b)	If the Employee's employment with the Company is terminated at any time for any reason other than retirement after attaining 55 years of age with 15 years of service to the Company or 65 years of age or age under local law without regard to service, in accordance with the Company's retirement policy, prior to the lapse of the Restriction Period, all Stock granted hereunder shall be forfeited by the Employee, and ownership transferred back to the Company.
4.
Legend.
All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legend:
"The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation."

5.
Escrow.
The certificate or certificates evidencing the Stock subject hereto shall be delivered to and deposited with the Secretary of the Company as Escrow Agent in this transaction. The Stock may also be held in a restricted book entry account in the name of the Employee. Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction

  Period, when they shall be released by said Escrow Agent; provided, however, that a portion of such Stock shall be surrendered in payment of required withholding taxes in accordance with Section 10 below, unless alternative procedures for the payment of required withholding taxes are established by the Company.

6.
Employee Shareholder Rights.
During the Restriction Period, the Employee shall have all the rights of a shareholder with respect to the Stock except for the right to transfer the Stock, as set forth in Section 3. Accordingly, the Employee shall have the right to vote the Stock and to receive any cash dividends paid to or made with respect to the Stock.

7.
Retirement of the Employee.
If the Employee retires after attaining 55 years of age with 15 years of service to the Company or 65 years of age or age under local law without regard to service, in accordance with the Company's retirement policy, the Company's obligation to deliver Stock out of escrow is subject to the condition that for the entire Restriction Period:
(a)
The Employee shall render, as an independent contractor and not as an employee, such advisory or consultative services to the Company as shall reasonably be requested by the Company, consistent with the Employee's health and any other employment or other activities in which such Employee may be engaged;
(b)
The Employee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Company, competes with or is in conflict with the interests of the Company;
(c)
The Employee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, either during or after employment with the Company; and
(d)
The Employee shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Employee during employment by the Company, relating in any manner to the actual or anticipated business, anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

8.
Total and Permanent Disability of the Employee.
In the event of total and permanent disability of the Employee, any unpaid but vested award shall be paid to the Employee if legally competent or to a legally designated guardian or representative if the Employee is legally incompetent.

9.
Death of the Employee.
In the event of the Employee's death prior to the end of the Restriction Period, the Employee's estate or designated beneficiary shall receive a pro rata number of shares determined by multiplying the total shares granted by a fraction equal to the number of whole months elapsed between the date of this Agreement and the Employee's death, divided by the number of whole months between the date of this Agreement and the date the Stock would have vested in accordance with Section 2 above. In the event of the Employee's death after the vesting date but prior to the payment of shares, said shares shall be paid to the Employee's estate or designated beneficiary.

10.
Taxes.
(a)
The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. The Employee shall surrender a sufficient number of whole shares of such Stock as necessary to cover all applicable required withholding taxes and required social security contributions at the time the restrictions on the Stock lapse, unless alternative procedures for such payment are established by the Company. The Employee will receive a cash refund for any fraction of a surrendered share not necessary for required withholding taxes and required social insurance contributions. To the extent that any surrender of shares or alternative procedure for such payment is insufficient, the Employee authorizes the Company, its Affiliates and Subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social security contributions from the Employee's compensation. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

  (b)
  Regardless of any action the Company or Employee's employer (the "Employer") takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Employee's responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Stock, including the grant, vesting or release, the subsequent sale of shares and receipt of any dividends; and (ii) do not commit to structure the terms or any aspect of this grant of Stock to reduce or eliminate the Employee's liability for Tax-Related Items. Employee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Employee's participation in the Plan or Employee's receipt of Stock that cannot be satisfied by the means previously described. The Company may refuse to deliver the Stock if Employee fails to comply with Employee's obligations in connection with the Tax-Related Items..
11.
Data Privacy Consent.
Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee's personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Employee's participation in the Plan. Employee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee's favor for the purpose of implementing, managing and administering the Plan ("Data"). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Employee's country or elsewhere and that the recipient country may have different data privacy laws and protections than Employee's country. Employee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee's participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Employee may elect to deposit any shares acquired under the Plan. Employee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Employee understands that he may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the local human resources representative in writing. The Employee understands that refusing or withdrawing consent may affect the Employee's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, Employee understands that he may contact an HP local human resources representative.

12.
Plan Information.
The Employee agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Stock Incentive Program Web Site referenced above and stockholder information, including copies of any annual report, proxy and Form 10K, from the investor relations section of the HP web site at www.hp.com. The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary.

13.
Acknowledgment and Waiver.
By accepting the grant of this Stock, the Employee acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (ii) the grant of this Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock, or benefits in lieu of Stock, even if Stock has been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) Employee's participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Employee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (v) Employee is participating voluntarily in the Plan; (vi) this Stock is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of Employee's employment contract, if any; (vii) this Stock is not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law; (viii) in the event that Employee is not an employee of the Company, this Stock grant will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this Stock grant will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the Company; (ix) the future value of the underlying shares is unknown and cannot be predicted with certainty; (x) in consideration of the grant of this Stock, no claim or entitlement to compensation or damages shall arise from termination of this grant of Stock or diminution in value of this grant of Stock resulting from termination of Employee's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (xi) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Employee's employment (whether or not in breach of local labor laws), Employee's right to receive Stock and vest in Stock under the Plan, if any, will terminate effective as of the date that Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Employee's right to vest in this Stock after termination of employment, if any, will be measured by the date of termination of Employee's active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when Employee is no longer actively employed for purposes of this Stock grant.

14.
Miscellaneous.
(a)
The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

  (b)
  The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
  (c)
  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.
  (d)
  The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee's interest except by means of a writing signed by the Company and the Employee. This Agreement is governed by the laws of the state of Delaware.
  (e)
  If Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
  (f)
  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

HEWLETT-PACKARD COMPANY

By	/s/ CARLETON S. FIORINA Carleton S. Fiorina Chairman and CEO

By	/s/ ANN O. BASKINS Ann O. Baskins Senior Vice President, General Counsel and Secretary

RETAIN THIS AGREEMENT FOR YOUR RECORDS

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  Exhibit 10(m)(m)
HEWLETT-PACKARD COMPANY <PLAN> RESTRICTED STOCK AGREEMENT